Exhibit 10.6

FIRST AMENDMENT TO
ERIE INSURANCE GROUP
EMPLOYEE SAVINGS PLAN
(As Amended and Restated Effective as of January 1, 2015)

WHEREAS, Erie Indemnity Company (the “Company”) maintains the Erie Insurance Group Employee Savings Plan (the “Plan”) under an amendment and restatement effective as of January 1, 2015;

WHEREAS, the Plan provides that the Company may amend the Plan; and

WHEREAS, the Company wishes to amend the Plan effective as of September 1, 2016 to include an additional participating employer under the Plan, namely Erie Resource Management Corp., an Affiliate of the Company.

NOW, THEREFORE, the Company hereby amends the Plan by amending and restating Section 1.13 in its entirety to read as follows, effective as of September 1, 2016:

1.13
“Employer(s)” means the Company, Erie Family Life Insurance Company, Erie Insurance Exchange, Erie Insurance Company, EI Holding Corp., EI Service Corp., Erie Insurance Company of New York, Erie Insurance Property & Casualty Company, Flagship City Insurance Company, Erie Resource Management Corp. and any other Affiliate which may adopt this Plan.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed this 12th day of September, 2016.

ERIE INDEMNITY COMPANY

ATTEST:
/s/ Patrick Simpson                By: /s/ Sean McLaughlin

Title: EVP & General Counsel